
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus V
Financial Statements for the six months ended June 30, 1998 and is qualified in its entirey by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                       3,551,989<F1>
<SECURITIES>                                         0
<RECEIVABLES>                                   29,189<F2>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               3,581,087
<CURRENT-LIABILITIES>                          356,904
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,224,183<F3>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 3,581,087
<SALES>                                              0
<TOTAL-REVENUES>                               484,049<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               104,827
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              (165,522)<F5>
<CHANGES>                                            0
<NET-INCOME>                                   213,700<F6>
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes cash and cash equivalents of $566,023 and investments in commercial paper of $2,985,875.
<F2>Includes all receivables of the Partnership included in "Other Assets" on the
Balance Sheet.
<F3>Equity of General Partners ($125,615), Limited Partnes $3,349,798.
<F4>Includes interest income of $352,124 and Partnership's share of Joint Venture net income of $131,925.
<F5>Includes Gain on sale of MBS of $25,930 and Loss on dissolution of Joint
Venture of ($191,452).
<F6>Net income allocated $1,877 to General Partners and $211,823 to t he Limited
Partners.  Net Income per unit is $.10 on 2,060,450 Units outstanding.

